[LOGO] The AIG Life Companies (U.S.)                             EXHIBIT (e)(3)

                            EXECUTIVE ADVANTAGE/SM/

                          SUBACCOUNT TRANSFER REQUEST

Policy Number: ____________ Policyholder: _____________________________________
                                          (Last Name, First Name, Middle Name)

Insured: ____________________________________ Social Security No.: ____-___-___
         (Last Name, First Name, Middle Name)

  . Restrictions on Subaccount Transfers are shown in the Certificate and Certificate Information pages.

  . The Policyholder may make 12 free transfers during a Certificate Year. A $25 transfer charge may be imposed on each subsequent transfer.

  . Transfers from the Guaranteed Account may be made to a Subaccount(s) only during the 60 day period that is 30 days before and 30 days after the end of each Certificate Anniversary.

  .   Transfers must be in whole dollars or whole percentages.

Circle + for transfer into fund. Circle (-) for transfer out of fund.

                                                            Amount   Percent
                                                            ------ -----------
Guaranteed Account.........................................   +(-) $______ ___%
AllianceBernstein Variable Product Series Fund, Inc.
   Americas Government Income..............................   +(-) $______ ___%
   Growth Portfolio........................................   +(-) $______ ___%
   Growth and Income Portfolio.............................   +(-) $______ ___%
   Large Cap Growth Portfolio..............................   +(-) $______ ___%
   Small Cap Growth Portfolio..............................   +(-) $______ ___%
American Century Variable Portfolios, Inc.
   VP Income & Growth Fund.................................   +(-) $______ ___%
   VP International Fund...................................   +(-) $______ ___%
Credit Suisse Trust
   Emerging Markets Portfolio..............................   +(-) $______ ___%
   Global Small Cap Portfolio..............................   +(-) $______ ___%
   International Focus Portfolio...........................   +(-) $______ ___%
   Large Cap Value Portfolio...............................   +(-) $______ ___%
   Mid-Cap Growth Portfolio................................   +(-) $______ ___%
   Small Cap Growth Portfolio..............................   +(-) $______ ___%
Fidelity Variable Insurance Products
   VIP Balanced Portfolio + (-)............................        $______ ___%
   VIP Contrafund Portfolio................................   +(-) $______ ___%
   VIP Index 500 Portfolio.................................   +(-) $______ ___%
Franklin Templeton Variable Insurance Products Trust
   Developing Markets Securities - Class 2.................   +(-) $______ ___%
   Growth Securities - Class 2.............................   +(-) $______ ___%
   Foreign Securities - Class 2............................   +(-) $______ ___%
   Money Market Fund - Class 1.............................   +(-) $______ ___%
Goldman Sachs Variable Insurance Trust
   Structured U.S. Equity Fund.............................   +(-) $______ ___%
   International Equity Fund...............................   +(-) $______ ___%
J.P. Morgan Series Trust II
   Small Company Portfolio.................................   +(-) $______ ___%
FAM Variable Series Funds
   Mercury Basic Value V.I. Fund...........................   +(-) $______ ___%
   Mercury Fundamental Growth V.I. Fund....................   +(-) $______ ___%
   Mercury Government Bond V.I. Fund.......................   +(-) $______ ___%
   Mercury Value Opportunities V.I. Fund...................   +(-) $______ ___%
Morgan Stanley Universal Institutional Funds
   Core Plus Fixed Income Portfolio........................   +(-) $ _____ ___%
   Emerging Markets Equity Portfolio.......................   +(-) $______ ___%
   High Yield Portfolio....................................   +(-) $______ ___%
   Mid Cap Growth Portfolio................................   +(-) $______ ___%
   U.S. Mid Cap Value Portfolio............................   +(-) $______ ___%
NeubergerBerman Advisers Management Trust
   AMT Partners Portfolio..................................   +(-) $______ ___%
PIMCO Variable Insurance Trust
   High Yield Portfolio....................................   +(-) $______ ___%
   Long Term U.S. Government Portfolio.....................   +(-) $______ ___%
   Real Return Portfolio...................................   +(-) $______ ___%
   Short-Term Portfolio....................................   +(-) $______ ___%
   Total Return Bond Portfolio.............................   +(-) $______ ___%
Vanguard Variable Insurance Fund
   Total Bond Market Index Portfolio.......................   +(-) $______ ___%
   Total Stock Market Index Portfolio......................   +(-) $______ ___%
VALIC Company I
   International Equities Fund.............................   +(-) $______ ___%
   Mid Cap Index Fund......................................   +(-) $______ ___%
   Small Cap Index Fund....................................   +(-) $______ ___%

As Policyholder, I represent that the statements and answers in this Subaccount Transfer request are written as made by me and are complete and true to the best of my knowledge and belief.


----------------------------------------  -------------------------------------
Signature of Insured                      Signature of Policyholder (if other
                                            than Insured)

________________________   ______, 20____
Date Signed

Transfer, Executive Advantage/SM/, 04/06